UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2024

CISCO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39940	77-0059951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California	95134-1706
(Address of principal executive offices)	(Zip Code)

(408) 526-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CSCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On November 13, 2024, Cisco Systems, Inc. (“Cisco”) reported its results of operations for its fiscal first quarter 2025 ended October 26, 2024. A copy of the press release issued by Cisco concerning the foregoing results is furnished herewith as Exhibit 99.1.

The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of Cisco, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

The attached exhibit includes non-GAAP net income, non-GAAP gross margins, non-GAAP operating expenses, non-GAAP operating income and margin, non-GAAP effective tax rates, non-GAAP interest and other income (loss), net, and non-GAAP net income per share data for the periods presented. It also includes future estimated ranges for gross margin, operating margin, tax provision rate and EPS on a non-GAAP basis.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Cisco believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cisco’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Cisco’s results of operations in conjunction with the corresponding GAAP measures.

Cisco believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations.

For its internal budgeting process, Cisco’s management uses financial statements that do not include, when applicable, share-based compensation expense, amortization of acquisition-related intangible assets, acquisition-related/divestiture costs, significant asset impairments and restructurings, significant litigation settlements and other contingencies (such as legal and indemnification settlements and the supplier component remediation amounts), Russia-Ukraine war costs, gains and losses on investments, the income tax effects of the foregoing, and significant tax matters. Cisco’s management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of Cisco. In prior periods, Cisco has excluded other items that it no longer excludes for purposes of its non-GAAP financial measures. From time to time in the future, there may be other items that Cisco may exclude for purposes of its internal budgeting process and in reviewing its financial results.

As described above, Cisco excludes the following items from one or more of its non-GAAP measures when applicable:

Share-based compensation expense. These expenses consist primarily of expenses for employee restricted stock and restricted stock units, employee stock options, and employee stock purchase rights, including such expenses associated with acquisitions. Cisco excludes share-based compensation expense from its non-GAAP measures primarily because they are non-cash expenses and Cisco believes that it is useful to investors to understand the impact of share-based compensation to its results of operations.

Amortization of acquisition-related intangible assets. Cisco incurs amortization of intangible assets (which may include impairment charges from the write-downs of purchased intangible assets) in connection with acquisitions. Such intangible assets may include purchased intangible assets with finite lives, capitalized in process research and development and goodwill. Cisco excludes these items because Cisco does not believe these expenses are reflective of ongoing operating results in the period incurred. These amounts arise from Cisco’s prior acquisitions and have no direct correlation to the operation of Cisco’s business.

Acquisition-related/divestiture costs. In connection with its business combinations, Cisco incurs compensation expense, changes to the fair value of contingent consideration, as well as professional fees and other direct expenses such as restructuring activities related to the acquired company. In addition, from time to time Cisco enters into foreign currency transactions related to pending acquisitions, and may incur gains or losses on such transactions. Cisco may also from time to time incur gains or losses from divestitures of a business area as well as professional fees and other direct expenses associated with such transactions. Cisco excludes such compensation expense, changes to the fair value of contingent consideration, fees, other direct expenses, and gains and losses, as they are related to acquisitions and divestitures and have no direct correlation to the operation of Cisco’s business.

Significant asset impairments and restructurings. Cisco from time to time incurs significant asset impairments, restructuring charges, and gains or losses on asset disposals. Cisco excludes these items, when significant, because it does not believe they are reflective of ongoing business and operating results.

Significant litigation settlements and other contingencies. Cisco from time to time may incur charges or benefits related to significant litigation settlements and other contingencies. Cisco excludes these charges or benefits, when significant, because it does not believe they are reflective of ongoing business and operating results.

Russia-Ukraine war costs. In past periods, in connection with the Russian invasion of Ukraine, Cisco announced its intention to stop business operations in Russia and Belarus. Cisco began an orderly wind-down and exit of its business in Russia and Belarus. Cisco had incurred certain non-recurring charges related to this exit plan. These charges included non-recoverability of certain assets, special personnel-related charges in order to support impacted employees (unrelated to ordinary compensation expenses), potential future litigation and other contingencies, and other exit related costs, among others. Cisco excluded these charges because it believed they were not normal and recurring with respect to ongoing business and operating results. These excluded amounts did not include any impacts to revenue.

Gains and losses on investments. Cisco excludes gains and losses on our marketable equity investments and our investments in privately held companies, because it does not believe they are reflective of ongoing business and operating results.

Income tax effects of the foregoing. This amount is used to present each of the amounts described above on an after-tax basis consistent with the presentation of non-GAAP net income.

Significant tax matters. Cisco may incur tax charges or benefits that are (i) related to prior periods or (ii) not reflective of its ongoing provision for income taxes. These tax charges or benefits may be the result of events such as changes in tax legislation, court decisions, and/or tax settlements. Cisco excludes these charges or benefits, when significant, because it does not believe they are reflective of ongoing business and operating results.

From time to time in the future, there may be other items that Cisco may exclude if it believes that doing so is consistent with the goal of providing useful information to investors and management.

Cisco will incur share-based compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs, and gains and losses on investments, in future periods. Significant asset impairments, restructurings, significant litigation settlements and other contingencies, and divestiture costs could occur in future periods. Cisco could also be impacted by significant tax matters in future periods.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Document

99.1	Press Release of Cisco, dated November 13, 2024, reporting the results of operations for Cisco’s fiscal first quarter 2025 ended October 26, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: November 13, 2024	By:	/s/ R. Scott Herren
	Name:	R. Scott Herren
	Title:	Executive Vice President and Chief Financial Officer